Exhibit 99.1
For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425

FOR IMMEDIATE RELEASE

TERABEAM ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

San Jose, CA, February 28, 2007 - Terabeam, Inc. (NASDAQ:TRBM), a global pioneer and leading developer and supplier of Mesh, WiMAX, Wi-Fi and Millimeter Wave wireless products and solutions, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2006.

Revenue for the quarter ended December 31, 2006 was approximately $18.2 million, a decrease of approximately 33% from the revenue of $27.1 million for the quarter ended December 31, 2005 and an increase of approximately 2% from the revenue of $17.9 million for the quarter ended September 30, 2006. Revenue for the year ended December 31, 2006 was $75.4 million, an increase of approximately 28% from the revenue of $59.0 million for the year ended December 31, 2005.

Operating loss for the quarter ended December 31, 2006 was $2.1 million compared to operating income of $657,000 for the quarter ended December 31, 2005 and an operating loss of $13.7 million for the quarter ended September 30, 2006. Net loss for the quarter ended December 31, 2006 was $2.0 million ($0.09 per share-diluted) compared to net income of $810,000 ($0.04 per share-diluted) for the quarter ended December 31, 2005 and net loss of $13.7 million ($0.63 per share-diluted) for the quarter ended September 30, 2006. The third quarter 2006 operating loss and net loss included non-cash charges totaling approximately $10.4 million (approximately $0.48 per share-diluted), consisting of an inventory reserve of approximately $1.5 million and an impairment charge related to intangible assets of approximately $8.9 million.

The net loss for the year ended December 31, 2006 was $23.2 million ($1.08 per share-diluted), including the previously discussed non-cash charges in the third quarter 2006, compared to a net loss of $11.2 million ($0.51 per share-diluted), including $7.8 million of restructuring provisions and charges as a result of the purchase of the operations of Proxim Corporation, for the year ended December 31, 2005.

Robert Fitzgerald, Terabeam’s Chief Executive Officer, stated, “The fourth quarter of 2006 demonstrates further stabilization of the company. Our product development is on track, and we believe that we have a real winner with the Tsunami 5012 that we introduced in the

Terabeam Announces Fourth Quarter and
Full Year 2006 Financial Results
February 28, 2007

fourth quarter. The primary challenge going forward is to build from our base and ramp revenue. With the introduction of MeshMax™ as well as the success we are seeing with our pre-WiMAX, WiMAX and Mesh products, we believe that we are well positioned to deliver sustainable growth.”

Conference Call Information

Terabeam will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others on February 28, 2007 starting at 5:00 p.m. Eastern Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 800-210-9006 (or 719-457-2621 for international callers), confirmation code 3496855 for all callers, at least ten minutes before start time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam’s website at http://www.terabeam.com to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 3496855 for all callers, and over the Internet for approximately 90 days at Terabeam’s website at http://www.terabeam.com.

About Terabeam
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc. Proxim Wireless Corporation is a global leader in providing Wi-Fi and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver and Aurora, Colorado and San Diego, California. Additional information about the company can be found at the company's website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics; the difficulties in predicting Terabeam’s future financial performance; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate. Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.

- Financial Tables Follow -

Terabeam Announces Fourth Quarter and
Full Year 2006 Financial Results
February 28, 2007

TERABEAM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,	December 31,
	2006	2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,290	$14,133
Investment securities - available-for-sale	168	260
Accounts receivable, net	5,539	8,378
Inventory	10,142	10,070
Prepaid expenses	1,246	1,045
Total current assets	27,385	33,886

Property and equipment, net	2,660	3,924
Other Assets:
Restricted cash	76	5,076
Goodwill	7,922	7,380
Intangible assets, net	11,545	23,817
Deposits and prepaid expenses	287	675
Total other assets	19,830	36,948
Total assets	$49,875	$74,758

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$13,887	$15,600
Deferred revenue	2,198	2,503
License agreement payable - current maturities	868	981
Current maturities of notes payable - other current liabilities	-	-
Total current liabilities	16,953	19,084

License agreement payable, net of current maturities	2,088	2,956
Total liabilities	19,041	22,040
Commitments and contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at December 31, 2006 and December 31, 2005	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,552,572 issued and outstanding at December 31, 2006 and 21,446,217 issued and outstanding at December 31, 2005	216	214
Additional paid-in capital	57,976	56,638
Accumulated deficit	(27,285)	(4,122)
Accumulated other comprehensive income:
Net unrealized loss on available-for-sale securities	(73)	(12)
Total stockholders’ equity	30,834	52,718
Total liabilities and stockholders’ equity	$49,875	$74,758

Terabeam Announces Fourth Quarter and
Full Year 2006 Financial Results
February 28, 2007

TERABEAM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)
Revenues	$18,222	$27,073	$75,384	$58,982
Cost of goods sold	9,983	14,421	42,745	31,930
Restructuring provision for excess and obsolete inventory	-	-	1,502	2,143
Gross profit	8,239	12,652	31,137	24,909
Operating expenses:
Selling costs	4,589	3,958	18,008	9,789
Restructuring charges	-	-	116	944
Restructuring charge for impairment of intangible assets	-	-	8,874	4,664
Impairment of service reporting unit goodwill	-	200	-	200
General and administrative	2,681	4,275	13,493	12,902
Research and development	3,049	3,562	14,520	8,000
Total operating expenses	10,319	11,995	55,011	36,499
Operating income (loss)	(2,080)	657	(23,874)	(11,590)
Other income (expenses):
Interest income	65	83	368	695
Interest expense	(39)	(21)	(190)	(161)
Other income (expense)	49	87	601	(19)
Total other income (expenses)	75	149	779	515
Income (loss) before income taxes	(2,005)	806	(23,095)	(11,075)
Benefit (provision) for income taxes	(26)	5	(68)	16
Income (loss) before minority interest	(2,031)	811	(23,163)	(11,059)
Minority interest in net income of Merry Fields	-	-		(101)
Net income (loss)	($2,031)	$811	($23,163)	($11,160)

Weighted average shares - basic	21,548	21,414	21,523	21,801
Earnings (loss) per share - basic	($0.09)	$0.04	($1.08)	($0.51)

Weighted average shares -diluted	21,548	21,589	21,523	21,801
Earnings (loss) per share - diluted	($0.09)	$0.04	($1.08)	($0.51)